CERTIFICATE OF FORMATION

                                     OF

     GOLDMAN SACHS GLOBAL EQUITY LONG/SHORT REGISTERED FUND, LLC



          This Certificate of Formation of Goldman Sachs Global Equity Long/Short Registered Fund, LLC (the "LLC") is being duly executed and filed by Joseph F. Esposito as an authorized person, to form a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del. C. ss.18-101, et seq.).

          FIRST: The name of the limited liability company formed hereby is Goldman Sachs Global Equity Long/Short Registered Fund, LLC.

          SECOND: The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Goldman Sachs Global Equity Long/Short Registered Fund, LLC this 29th day of April 2003.

                                                By:/s/ Joseph F. Esposito
                                                   --------------------------
                                                   Joseph F. Esposito
                                                   Authorized Person